UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

CARTOON ACQUISITION, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No Fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
Not Applicable.
	(2)	Aggregate number of securities to which transaction applies:
Not Applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable.
	(4)	Proposed maximum aggregate value of transaction:
Not Applicable.
	(5)	Total fee paid:
- 0 -
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: -0-
	(2)	Form, Schedule or Registration Statement No.: Not Applicable.
	(3)	Filing Party: Not Applicable.
	(4)	Date Filed: Not Applicable.

Schedule 14C Information Statement dated September 7, 2007, Cover

Office of the President
Randolph S. Hudson

Direct Telephone and Telecopier (585) 495-6914

CARTOON ACQUISITION, INC.

Post Office Box 202
Wyoming, New York 14591-0202

NOTICE OF CORPORATE ACTION TAKEN WITHOUT A MEETING.

THE COMPANY IS NOT ASKING FOR YOUR PROXY STATEMENT OR WRITTEN
CONSENT AND YOU ARE NOT REQUESTED TO SEND THE COMPANY A PROXY
STATEMENT OR WRITTEN CONSENT.

September 7, 2007

Dear Stockholders:

     The accompanying Information Statement is being provided to the holders of the Common Stock of Cartoon Acquisition, Inc., a Delaware corporation ("Cartoon," the "Registrant," the "Company," "we," "us," or "our") as of August 24, 2007 (the "Record Date"), in connection with the approval to engage a new principal certifying accountant (as more fully described below and in the accompanying Information Statement).

     On August 24, 2007, our Board of Directors approved, subject to stockholder approval, the engagement of Rotenberg & Co., LLP, of Rochester, New York, to serve as our new independent principal certifying accountant. Our Board of Directors carefully reviewed the terms and conditions of Rotenberg's engagement, and, after having determined that its employment is fair to and will serve the best interests of our stockholders, acted unanimously by written consent on August 24, 2007 to approve Rotenberg's engagement. The approval of Rotenberg's engagement requires the affirmative vote of the holders of our Common Stock representing a majority of the votes entitled to be cast by all of the holders of our Common Stock. As of September 7, 2007, the holder of our Common Stock representing a plurality of the votes entitled to be cast by all of the holders of our Common Stock approved Rotenberg's engagement by written consent. Because we received a sufficient number of votes by written consent, your vote is not required to approve Rotenberg's engagement.

     Under the General Corporation Law of Delaware concerning the Stockholder Action that was taken and that we are reporting in the accompanying Information Statement, none of our stockholders has a dissenter's right of appraisal.

     Our Board of Directors and our principal stockholder believe the engagement of Rotenberg is essential to our well-being, as it will permit us to complete our financial reports and file them with the SEC, as such reports have been delinquent from the date we last filed a quarterly report for the quarter-ended June 30, 2005. If we were unable to timely engage a new principal

Letter to the Stockholders of Cartoon Acquisition, Inc. dated September 7, 2007,

certifying accountant to review and certify our financial statements so that we can file our delinquent quarterly and annual reports with the SEC, we may be subject to an SEC administrative proceeding pursuant to Section 12(j) of the Securities Exchange Act of 1934; whereby, in which case, the SEC would move to terminate our registration statement for our failure to maintain our reporting obligations under Section 13(a) of the Exchange Act.

      We expect our Stockholder Action to become effective on September 27, 2007.

     We will pay for all costs associated with the distribution of the Information Statement, including the costs of printing and mailing.

     We will only deliver one Information Statement to multiple stockholders that share an address, unless we receive advice to the contrary by any of our stockholders. Following a written or oral request, we will promptly deliver a separate copy of the Information Statement to any stockholder who shares an address with another stockholder.

     The accompanying Information Statement is for informational purposes only and is first being sent to our stockholders on or about September 7, 2007. We are providing the Information Statement to our stockholders pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder. Furthermore, this letter will serve as notice required by Section 228(e) and Section 222 of the General Corporation Law of Delaware.

     I invite you to inquire of us further in this matter by contacting us; if by telephone, to (585) 495-6914, or, if by mail, to the address first written above. In addition, you can obtain additional information from the (U. S.) Securities and Exchange Commission, which is located at 100 F Street, Northeast, Washington, D. C., 20549, or by visiting its website at www.sec.gov.

Very truly yours,
CARTOON ACQUISITION, INC.

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer

Letter to the Stockholders of Cartoon Acquisition, Inc. dated September 7, 2007,

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF THE STOCKHOLDERS.

THE STOCKHOLDER AND CORPORATE ACTIONS DESCRIBED IN THIS
REPORT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U. S.
SECURITIES AND EXCHANGE COMMISSION. FURTHER, THE COMMISSION
HAS NOT PASSED UPON THE FAIRNESS OR MERITS NEITHER OF THE
SUBJECT STOCKHOLDER ACTION, NOR UPON THE ACCURACY OR
ADEQUACY OF THE INFORMATION CONTAINED IN THIS REPORT.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DATE, TIME, AND PLACE INFORMATION.

     We mailed a letter to our stockholders on or about September 7, 2007. Our stockholders that were entitled to receive that letter and this Information Statement were the holders of record of our Common Stock on August 24, 2007 (the "Record Date").

     The purpose of that letter and this Information Statement is to inform you of certain corporate actions that ordinarily would have been subject to the submission of a matter to a vote of all of our security holders. However, this matter was authorized by a corporate action that was made effective by the written consent of less than the unanimous vote of our stockholders, who acted by written consent without a meeting on September 7, 2007 (the "Stockholder Action"). Because the Stockholder Action became effective by less than the unanimous vote of our stockholders, Delaware requires us to further notify you of this fact pursuant to Section 222 of the General Corporation Law (8 Del. C. § 222).

     Our principal stockholder, Randolph S. Hudson, who owns 8,794,900 shares (or approximately 85.6%) of our issued and outstanding Common Stock, made a call for the Stockholder Action. The applicability of the Stockholder Action is based on (U. S.) Federal Securities and Delaware Laws that require the vote of stockholders in order to effect and implement actions adopted by our Board of Directors, the body of which acted by the unanimous written consent of directors in lieu of a meeting on August 24, 2007.

     Our Board of Directors fixed the Record Date at the close of business at August 24, 2007 for stockholders entitled to notice about the Stockholder Action, which will become effective on September 27, 2007.

DISSENTER'S RIGHT OF APPRAISAL.

     Under the applicable provisions of the General Corporation Law of Delaware, no stockholder of ours is entitled to exercise a dissenter's right of appraisal in connection with the Stockholder Action that is the subject of this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.

     Although no direct solicitation was made, you could take to mean the Stockholder Action was prompted by an implied solicitation by Mr. Hudson, as the Stockholder Action was made by written consent by less than the unanimous vote of stockholders. Ultimately, if it were to be determined or established that any such solicitation did occur, such solicitation would be subject to Rule 14a-12(c) (17 CFR 240.14a -12(c)).

     A previous relationship existed between Rotenberg & Co. and LLP, the accountancy partnership that was favored by the Stockholder Action, and us. On or about November 25, 2005, we entered into a merger

Schedule 14C Information Statement dated September 7, 2007,

agreement with Diamine Tech Group, Inc., a Delaware corporation. On or about August 3, 2006, we closed the merger transaction. Diamine's certifying accountant was Rotenberg. Rotenberg resigned as Diamine's principal independent certifying accountant on April 11, 2006 and has performed no other work or services for us from that date to-date.

     Mr. Hudson determined the services offered by Rotenberg are competitively priced, given the firm's qualifications and their immaculate reputation, and the terms for the payment for its services will be reasonable and common in the ordinary course. (Please note: Regulation S-X governs certain aspects of our obligations to timely pay any principal accountant that we employ and that would be considered an "independent" accountant, based on that term's definition in said regulation. Consequently, in this case, the terms of payment for this obligation are moot because they are pre-empted by (U. S.) Federal securities laws.)

     We are delivering this notice to our stockholders in the form of an Information Statement on Schedule 14C. None of our stockholders opposed the endorsement of our Board of Directors to favor the transaction; regardless of this fact, if any of our stockholders did oppose the Stockholder Action, Mr. Hudson's votes in favor of the transaction would have prevailed over the outcome of any such voting as the result of his percentage ownership of our Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

     On September 7, 2007, Mr. Hudson, acting by a written consent permitted by Section 228 of the General Corporation Law of Delaware (8 Del. C. § 228), took action as our principal stockholder to undertake an action by our stockholders; whereby he authorized our Board of Directors to engage Rotenberg & Co., LLP, of Rochester, New York, to serve as our principal certifying accountant (the "Stockholder Action").

     In pursuance of the aforesaid objectives, our Board of Directors fixed the record date for stockholders entitled to notice of the Stockholder Action at August 24, 2007 (the "Record Date"), and proceeded to take stockholder action by written consent in lieu of a meeting. The total number of the issued and outstanding shares of our Common Stock as of the Record Date was 10, 279,216 shares, which were held by 421 persons, and all of which were entitled to vote. The Stockholder Action became effective by the affirmative written consent of the holder of 8,794,900 shares of our Common Stock. We do not have provisions for cumulative voting in our Certificate of Incorporation or in our Bylaws.

     A stockholder action by written consent in lieu of a meeting is permitted by Section 228 of the General Corporation Law of Delaware; however, if any such action becomes effective by less than the unanimous vote of our stockholders, we must provide you with further notice of the fact pursuant to Section 222 of the General Corporation Law of Delaware.

     The authorized Stockholder Action required the approval of a majority of the holders of our Common Stock entitled to vote in order to become effective.

1) The General Corporation Law of Delaware requires that a majority of stockholder votes eligible to be cast in any election is required and constitutes a quorum for the purpose of passing the measures upon which the stockholders acted by written consent (8 Del. C. § 216(1)). (Mr. Hudson's percentage ownership of shares in us constitutes a plurality of eligible votes cast by written consent in favor of these proposals.)

     We did not have a stockholders' meeting and none was required to be held under the statutes of the General Corporation Law of Delaware applicable to Stockholder Action by written consent.

Schedule 14C Information Statement dated September 7, 2007,

      The following tables set forth the information required by Item 403 of Regulation S-B.

     The first table indicates the names of persons known to us to be the beneficial owners of more than five per cent (5%) of our common voting equity securities:

		Amount and
	Name and Address of Beneficial	Nature of Beneficial	Percent
Title of Class	Owner	Owner	of Class

Common	Randolph S. Hudson	8,794,900 Shares,
	Post Office Box 103	Beneficial Owner
	Wyoming, New York 14591-0103	(1)	85.6%

Common	James W. Margulies
	Suite 250
	30100 Chagrin Boulevard	713,100 Shares (2),	6.937%
	Pepper Pike, Ohio 44124-5705	Beneficial Owner	(2)

(1)	The aggregate number of shares owned by Mr. Hudson, by certificate or otherwise, is subject to a Pledge and Security Agreement, dated January 25, 2005, in favor of James W. Margulies. As of the date of this Information Statement, Mr. Hudson has not received any formal notice of default from Mr. Margulies under the terms of his financial obligation that underlies the Pledge and Security Agreement.

(2)	This amount is subject to increase by 57,793 additional shares of our Common Stock to account for a post- merger adjustment pursuant to an Anti-Dilution Agreement between Mr. Margulies and us dated January 25, 2005. As of the date of this Information Statement, due to limitations on our existing and/or available capital and due to other administration-related matters, our Board of Directors has not issued a new certificate to Mr. Margulies to reflect his increase in ownership to approximately 7.499% of our total issued and outstanding shares of Common Stock. The issuance of these additional shares to Mr. Margulies does not represent any transaction under a compensation, profit sharing, award, or incentive-based plan.

             The following table sets forth the security ownership of our management:

		Amount and
	Name and Address of Beneficial	Nature of Beneficial	Percent
Title of Class	Owner	Owner	of Class

Common	Randolph S. Hudson	8,794,900 Shares,
	Post Office Box 103	Beneficial Owner
	Wyoming, New York 14591-0103	(1)	85.6%

Common	Total for All Officers and Directors	8,794,900 Shares (1)	85.6%

(1)	The aggregate number of shares owned by Mr. Hudson, by certificate or otherwise, is subject to a Pledge and Security Agreement, dated January 25, 2005, in favor of James W. Margulies. As of the date of this Information Statement, Mr. Hudson has not received any formal notice of default from Mr. Margulies under the terms of his financial obligation that underlies the Pledge and Security Agreement.

INDEPENDENT PUBLIC ACCOUNTANTS.

Schedule 14C Information Statement dated September 7, 2007,

     No solicitation was made by any party for the Stockholder Action that was performed by the written consent of the less unanimous vote of our stockholders (the "Stockholder Action") on September 7, 2007.

     On August 24, 2007, our Board of Directors, which acted by unanimous written consent in lieu of a meeting, nominated Rotenberg & Co, LLP, of Rochester, New York ("Rotenberg") to serve as our Public Company Accounting Oversight Board ("PCAOB") qualified certifying accountant, subject to our stockholders' approval. On September 7, 2007, our principal stockholder, Randolph S. Hudson performed the Stockholder Action, whereby he approved and ratified the prior action of our Board of Directors and authorized the engagement of Rotenberg. The appointment of Rotenberg will remain effective until it is voluntarily or involuntarily terminated, until it resigns, unless it does not stand for reelection (unless called upon to do so), or by operation of law. We expect the Stockholder Action to become effective on or about September 27, 2007. Following the effective date of the Stockholder Action, we undertake the responsibility to file a current report on Form 8-K to further inform you of Rotenberg's engagement.

     From April 6, 2005 through May 22, 2007, we employed the firm of Michael T. Studer, C. P. A., P. C. of Freeport, New York, as our independent principal certifying accountant. We previously reported that we dismissed the Studer firm for cause on May 22, 2007 (which we are more fully describing below).

     We did not ask our stockholders for their proxies and you are requested not to send us a proxy. The Stockholder Action was performed in lieu of a meeting. Consequently, no representative of the Studer firm could appear before our body stockholder. However, if the Studer firm were to express an interest, we would provide the firm with a list of our stockholders so that it would have an opportunity to make any statement they desire to our stockholders and to directly respond to any questions from our stockholders. We will not undertake the obligation for any expense associated with the Studer firm's correspondence with our stockholders, other than to mail it a copy of our stockholders' list following their written request for such.

     During the two-year period prior to the date of this Information Statement, we dismissed our independent principal certifying accountant. On May 22, 2007, our Board of Directors, acting upon the recommendations of our President and our Audit Committee, dismissed Michael T. Studer, C. P. A., P. C., a New York professional corporation, as our principal certifying accountant for cause. Prior to its dismissal, the Studer firm served as our retainer on accounting matters from April 6, 2005 to the date of its dismissal.

     During the two year-period prior to its dismissal, the Studer firm's reports did not contain any adverse opinion or disclaimer of opinion and no reports were modified as to uncertainty, audit scope, or accounting principles. (We discuss certain disagreements that we had with the Studer firm concerning inconsistencies on our quarterly report for the quarter-ended September 30, 2005. However, our Audit Committee did not believe these disagreements over our accounting work then in-progress falls within the purview of our statements in the previous paragraph, because we never filed the subject report, nor did we issue a representation letter to the Studer firm for its review of the accounting work in question. Moreover, we do not believe that we would be required to disclose our non-reliance on any previous financial report, as the result of the aforementioned controversy, because the subject quarterly report was never filed with the SEC.)

     On May 22, 2007, our President and our Audit Committee recommended the Studer firm's dismissal to our Board of Directors. Subsequently, our Board of Directors effected the Studer firm's dismissal as the result of a board action made effective by the unanimous written consent of our Board of Directors acting without a meeting on May 22, 2007. (Section 141(f) of the Delaware General Corporation Law permitted our board to have conducted this type of action.)

     Under the terms of the Studer firm's engagement, in exchange for our payment of the retainer, it was to have performed a review of the accounting portions of our quarterly reports for the quarterly periods from March 31,

Schedule 14C Information Statement dated September 7, 2007,

2002 to March 31, 2005 (in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants), and, to audit our financial statements for the annual periods ended December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004, for the purpose of expressing opinions thereon. The Studer Firm acknowledged that it would perform each audit in accordance with the standards established by the Public Company Accounting Oversight Board and as stated in its engagement letter. Under further terms of its engagement, the Studer Firm was to have expressed reliance on our management in terms of our statements of financial condition presented to it with a view to its review or audit thereof.

     It was our general understanding that the Studer Firm would remain as our retainer until it would be voluntarily or involuntarily terminated, until it would resign, unless it would not stand for reelection (unless called upon to do so), or unless it would be removed or otherwise incapable of fulfilling its obligations under a determination or by operation of law.

     We have remained "independent" of the Studer firm and its employees throughout the period we engaged it, as the term "independent" is defined in Regulation S-X.

     As of the date of this report, the Studer firm performed all of the work required by it under the original terms of its engagement. Furthermore, the Studer firm reviewed our statements of financial condition for the quarter-ended June 30, 2005 and was in the process of reviewing our statements of financial condition for the quarter-ended September 30, 2005 when it discontinued communicating and/or performing work for us.

     We are unaware of the Studer firm's reason or reasons for failing to correspond or communicate with us from mid-December 2006 to-date. Mr. Studer never mentioned his firm's outright dissatisfaction on any matter Cartoon to our President; certainly, not on any issue that would result in the abrupt discontinuation of its services and further contact with us.

     The principal controversy between the Studer firm and us is by the fact that it has failed and has been unwilling to correspond with us, without providing us with any explanation for its actions.

     To the best of our knowledge, there were no disagreements between the Studer firm and us in respect of any statements of financial condition that it reviewed or certified and that we subsequently filed with the SEC.

     However, following our President's review of the work sheets for our (unaudited) financial statements for the quarter-ended September 30, 2005, we disagreed with the Studer firm during its review of said work, as follows on two matters. (Please remember that we have been delinquent in our reporting obligations to the SEC; therefore, while the then current information on the September 30 worksheets was correct, there were the subsequent events listed in the notes to the September 30 worksheets that are controversial.)

1.	There exists a discrepancy over the aggregate amount we owed to Michael H. Troso and/or M. H. T. of Brevard, Inc., a Florida corporation. We believe we owe Mr. Troso and/or MHT the aggregate sum of $29,942. The worksheets indicated that we owed Mr. Troso and/or MHT the aggregate sum of $21,183.

(We took into consideration the fact that we owe Mr. Troso and/or MHT other sums for different reasons. Consequently, the controversial amounts do not include any of our obligations for a certain real estate transaction and the associated management contract among Mr. Troso, MHT, and us or with our totally- held subsidiary, Residential Income Properties, Inc., a New York corporation.)

2.	There exists a discrepancy over the total amount we owe Heritage LTD, L. C., a Utah limited liability company under a promissory note. We believe we owe Heritage $4,000, which was due on December 31,

Schedule 14C Information Statement dated September 7, 2007,

2006. The worksheets indicated that we owed Heritage $2,000 and that the note was (then, at September 30, 2005) in default.

     The compilation and preparation of our 2005 third quarter accounting work was prepared by then our principal non-certifying accountant, John J. Marchaesi, C. P. A. of Rochester, New York, upon whom the Studer firm expressed reliance in terms of reviewing and/or auditing our statements of financial condition. (On September 12, 2006, we previously disclosed Mr. Marchaesi's resignation, which became effective on July 12, 2006.)

     We are incapable of providing an adequate explanation as to these disparities between our records and those of our former compilation and former certifying accountants. We always provided "hard copies" of all of our accounting-related information and documentation to Mr. Marchaesi, regardless of their significance, and we delivered copies of such information to the Studer firm.

     As of the date of this Information Statement, we do not believe the subject disagreements were resolved to the satisfaction of the Studer firm. However, we are unable to verify this assumption as the Studer firm has not initiated any calls to, or returned any of the calls placed by, us since mid-December 2006. Moreover, from July 16, 2007 to-date, the U. S. Postal Service returned all of the correspondence to us that we mailed to the Studer firm.

     Our President discussed these discrepancies with Mr. Studer of the Studer firm on numerous occasions between mid-July 2006 and mid-November 2006, including having electronically delivered supporting documents to Mr. Studer on more than three occasions.

     On no date prior to the date of its dismissal did the Studer firm formally or informally notify us that we did not have the internal controls necessary to develop reliable financial statements, that any information had been brought to its attention that made it unwilling to rely on any of our management's representations, or, that it was unwilling to be associated with the financial statements prepared by our management.

Audit Fees.

     To the best of our knowledge, during the two calendar years prior to the date of this Information Statement, we were billed approximately $9,250 for professional service fees rendered by the Studer firm for the audit of our annual financial statements and the review of the financial information included in our reports on Form 10-QSB. We are somewhat uncertain as to the definitive sum we paid the Studer firm, because we have not received a statement of account from the Studer firm since on or about June 2006. Consequently, the amount we indicated may be subject to revision in order to reflect an increase. As of the date of this Information Statement, we are unable to estimate the dollar amount of such increase, if any.

     The services provided by the Studer firm are those that are normally provided by an accountant in connection with our regulatory filing obligation.

     Between April 6, 2005 and May 22, 2007, the Studer firm performed the following accounting work for us: a review of the accounting portions of our quarterly reports for the quarterly periods from March 31, 2002 to March 31, 2005 (in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants), and, the audit of our financial statements for the annual periods ended December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004, for the purpose of it having expressed opinions thereon. The Studer Firm stated that it performed each audit for us in accordance with the standards established by the Public Company Accounting Oversight Board. In addition, the Studer firm reviewed our statements of financial condition for the quarter-ended June 30, 2005

Schedule 14C Information Statement dated September 7, 2007,

and was in the process of reviewing our statements of financial condition for the quarter-ended September 30, 2005 when it discontinued communicating and/or performing work for us on or about December 15, 2006.

     It is important for you to know, while we paid the Studer firm for its services as mentioned above, on the date we engaged the Studer firm, we were delinquent in our reporting obligations to the SEC. Consequently, during the last two years, or from the later of April 6, 2005, the Studer firm actually performed audit and review work for us for prior periods.

Audit-Related Fees.

     During and for each of the two calendar years prior to the date of this Information Statement, we were not billed for assurance and related services by the Studer firm.

Tax Fees.

     During and for each of the two calendar years prior to the date of this Information Statement, we were not billed for professional services rendered by the Studer firm for tax compliance, tax advice, or tax planning.

All Other Fees.

     We previously reported that on July 13, 2006, our Audit Committee authorized a certain extraordinary payment to the Studer firm for $5,000. In view of the resignation of our compilation accountant, John J. Marchaesi, C. P. A., of Rochester, New York, and, as the result of any additional work that was required to be performed by the Studer firm, our Audit Committee approved an increase in the compensation to be made to the Studer firm. The Audit Committee determined that the additional review of our then work-in-progress by the Studer firm was extraordinary and outside of the scope of the firm's engagement by and its responsibilities to us. Due to the controversy between the Studer firm and us mentioned above, and because we have not received an itemized statement of account from the Studer firm beyond June 2006, we are unable to determine whether the Studer actually billed us pursuant to the Audit Committee's authorization. Moreover, the review of the subject financial information that was to have been included on Form 10-QSB for the quarter-ended September 30, 2005, was never completed by the Studer firm. In the event the Studer firm bills us for this additional work, we will, most likely, dispute the invoice.

Audit Committee Policies.

     We previously reported that during our 2005 calendar year, our Board of Directors established an Audit Committee to establish and enforce policies and procedures related to the subject matter of the types described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X.

     As of the date of this Information Statement, our Audit Committee's sole member is Randolph S. Hudson, who also serves as our sole officer and director. During the preceding two years, our Audit Committee has conducted six meetings, which were conducted for the purpose of determining our best course of action to address the issues of the resignation of our independent compilation accountant, to employ a new non-certifying accountant to replace him, to determine if we must observe new accounting standards, practices, principles, or interpretations relative to our financial statements and the preparation thereof, to dismiss the Studer firm, and to engage the services of a new independent principal certifying accountant to replace the Studer firm.

     The principal function of our Audit Committee is to make certain that all of our financial records are accurate, true, and complete, prior to their release to our compilation accountant and to our principal

Schedule 14C Information Statement dated September 7, 2007,

certifying accountant. In addition, the Audit Committee is responsible for making certain that we maintain adequate controls for the administration of all of our financial books and records, including the entries for all of our material and non-material financial and financially related transactions.

     For the 2007 calendar year-to-date, our Audit Committee has not reviewed nor discussed our audited financial statements with our senior executive management, because during this period there were no audited statements of financial condition to review or discuss. Similarly, our Audit Committee has not discussed the matters required to be discussed by SAS 61 with our certifying accountant because no such work has been prepared. Prior to this year, our Audit Committee has received the written disclosures and the letter from its certifying accountant required by the Independence Standards Board Standard No. 1, however, we received such written disclosures and the letter on a date beyond the date of our financial reports because we prepared our reviewed financial statements for the quarter-ended September 30, 2005 but the Studer firm never completed the work and we never filed the financial statements with the SEC.

       As of the date of this Information Statement, our Audit Committee does not have a written charter.

     Because Mr. Hudson is our sole officer and director, he is not independent. We intend to appoint an independent person to serve on our Audit Committee and/or on our Board of Directors; however, due to our extremely limited financial resources, it would be difficult to engage a person or persons who would be capable of performing such functions, independent of their ownership in us, without our being capable to properly compensate any such person or persons.

VOTING PROCEDURES.

     The authorized Stockholder Action required the approval from a majority of the holders of our Common Stock in order to become effective.

1)	The General Corporation Law of Delaware requires that majority of stockholder votes eligible to be cast in any election is required and constitutes a quorum for the purpose of passing the measures in regard to the items upon which the stockholders acted (8 Del. C. § 216(1). Mr. Hudson's percentage ownership in us constituted a plurality of eligible votes cast by written consent in favor of these proposals.

     This Information Statement provides information on how each of our stockholders who share an address, may obtain further information with respect to our filings with the SEC.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.

     There does not exist any direct substantial interest by Randolph S. Hudson, by his ownership of approximately 85.6% of our Common Stock, in the matter that was acted upon by the Stockholder Action, which was effected by the written consent of less than the unanimous approval of our stockholders.

PROPOSALS BY SECURITY HOLDERS.

     No stockholder submitted a written proposal to us prior to the Stockholder Action taken by our principal stockholder.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

     On or about September 7, 2007, we will be delivering this Information Statement to our stockholders, many of whom share the same address.

Schedule 14C Information Statement dated September 7, 2007,

     In pursuance of the rules set forth in Regulation 14A we will mail notifications on September 7, 2007, addressed and delivered to each stockholder, to provide them with the information of the Stockholder Action that took place on September 7, 2007, and which are more fully described elsewhere in this Information Statement.

     We will provide our address and telephone number on each notification, in order for our stockholders to be able to contact or otherwise communicate with us.

     Those notifications that we are providing to our stockholders will contain information on the method by which each of the aforementioned stockholders may obtain further information from us and from the SEC with respect to our filings.

     We are subject to the reporting requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we are obligated to file quarterly, periodic, annual, and transitional reports, and other information with the SEC, and we are obligated to deliver copies of certain reports and filings by mail to our stockholders and to certain other parties, as required by (U. S.) Federal securities rules and regulations. The public may view, read, or make copies of all of our existing reports, proxy statements, and other documents filed with the SEC at the SEC's Public Reference Room, which is located at 100 F Street, Northeast, Washington, D. C. 20549. Copies of said materials may also be obtained at from the SEC's Web site, the address of which is http://www.sec.gov, or by telephoning the SEC at 1-800-SEC-0330.

     We will permit our stockholders to ask questions of, and receive answers from, us concerning any aspect of the information contained in this Information Statement, and, if necessary, to obtain additional information, to the extent we possesses such information or to the extent we can acquire such information without unreasonable effort or unreasonable expense. We request that you contact us; if by mail, to our mailing address, which is Post Office Box 202, Wyoming, New York, 14591-0202. As of the date of this Information Statement, we operate a website, the address of which is http://www.cartoonacquisition.com, however, it is under construction. We do not expect our website will be available for viewing by the public until October 7, 2007.

Schedule 14C Information Statement dated September 7, 2007,